                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is made effective as of January 1, 1998, by and between NETCO COMMUNICATIONS Corporation ("NetCo"), of 6100 West 110th Street, Bloomington, Minnesota 55438, and John Kauffman ("Employee") of 5321 Bryant Avenue South, Minneapolis, MN 55419.

BACKGROUND.
----------

     A. NetCo is engaged in the business of high speed electronic courier services for the transportation, storage and retrieval of large quantities of data for print and, CD-ROM prepares publishing industries as well as for medical imaging;

     B.   NetCo desires to have the services of the Employee; and

     C.   The Employee is willing to be employed by NetCo.

     Therefore, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

     1. EMPLOYMENT. Effective January 1, 1998, Employee shall serve NetCo as the Vice President of Strategic Marketing and Communications.

     2. BEST EFFORTS OF EMPLOYEE. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of NetCo. Such duties shall be provided at such place(s) as the needs, business, or opportunities of NetCo may require from time to time.

     3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Employee under this Agreement, NetCo will pay the Employee a monthly salary of Twelve Thousand Five Hundred Dollar's ($12,500). Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

     4. INCENTIVE STOCK OPTION. Subject to approval of the NetCo Board of Directors, and in addition to any other compensation to which the employee may be entitled by this agreement, Employee shall be entitled to receive an incentive Stock Option for Seventy Thousand (70,000) shares of NetCo Communications Corporation according to the Stock Option Agreement in Exhibit 1. The exercise price of the incentive Stock Option shall be fair market value as determined as of the date of grant by the NetCo Board of Directors, which price shall be inserted into the appropriate blank on Exhibit 1.

     5. REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH NETCO POLICY. NetCo will reimburse Employee for "out-of-pocket" expenses in accordance with NetCo policies in effect from time to time.

     6. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall reasonably provide NetCo with all information, suggestions, and recommendations regarding NetCo's business, of which Employee has knowledge, that will be of benefit to NetCo.

     7. CONFIDENTIALITY. Employee recognizes that NetCo has and will have information regarding the following:

- inventions        - business affairs
- machinery         - processes
- products          - trade secrets
- prices            - technical matters
- apparatus         - customer lists
- costs             - product designs
- discounts         - copyrights
- future plans

and other vital information (collectively, "Information") which are valuable, special and unique assets of NetCo. Employee agrees that, except as contemplated
                                                          ----------------------
by Employee's duties, Employee will not at any time or in any manner, either
--------------------
directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the NetCo. Employee will protect the Information and treat it as strictly confidential. A violation Agreement relating to the protection or nondisclosure of information shall be a material violation of this Agreement and will justify legal and/or equitable relief by Employee of this paragraph or of other sections or paragraphs of this.

     8. TRADE SECRETS. Except as contemplated by Employee's duties, Employee shall not at any time during the term of this agreement or thereafter, or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of the Corporation, including without limiting the generality of the foregoing, any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of the Corporation, its manner of operation, its plans, processes, or other data without regard to whether all of the foregoing matters will be deemed confidential, material, or important, the parties hereto stipulating that as between them, the same are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Corporation, and the Corporation's good will, and that any breach of the terms of the paragraph shall be a material breach of this Agreement.

     9. DISCLOSURE AND ASSIGNMENT. Except as provided elsewhere in this Agreement, Employee shall treat as for the Corporation's sole benefit and fully and reasonably promptly disclose to the Corporation, without additional compensation, all ideas, discoveries, inventions and improvements, whether patentable or not, which while the Employee is employed by the Corporation are made, conceived or reduced to practice by Employee, alone or with others, during or after usual working hours, either on or off the job, and Employee hereby assigns to the Corporation all such ideas, discoveries, inventions and improvements to be the Corporation's exclusive property.

     10. DISCLOSURE AND RIGHT OF FIRST REFUSAL. Paragraph 9 or this Agreement shall not apply to any ideas, discoveries, inventions and improvements for which no equipment, supplies, facility or trade secret information of the Corporation was used, and which was developed entirely on Employee's own time, and (1) which does not relate (a) directly to the business of the Corporation or (b) to the Corporation's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Employee for the Corporation. Employee will, nonetheless, promptly disclose all such ideas, discoveries, inventions and improvements to the Corporation and offer to the Corporation the right of first refusal to enter into a license or purchase agreement covering the subject idea, discovery, invention or improvement on terms mutually agreed to by Employee and the Corporation, in the event the Corporation and Employee cannot agree on terms and Employee receives an offer to enter into a license or purchase agreement with some other party on terms more favorable to that other party than the terms offered to the Corporation, then the Corporation shall have the right and Employee shall have the obligation to offer to the Corporation the idea, discovery, invention or improvement on such favorable terms. When such an offer is made to the Corporation pursuant to the preceding sentence, it must be accepted by the Corporation within thirty (30) days; or if not accepted, the right of first refusal hereunder as to that offer shall terminate.

     NOTICE:   Paragraph 9 hereof requires Employee to assign rights to
inventions to the Corporation or its successors. Minnesota Statutes (S) 181.78 limits the scope of agreements requiring the inventions be assigned to employers. The statute states that such assignment agreements do not apply:

               "to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the Employee's own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employers actual or demonstrably anticipated research or development, or
               (2) which does not result from any work performed by the Employee for the employer." (Underlining added).

     Please note that Paragraph 9 of this Agreement uses these statutory terms to define the inventions which are not automatically assigned to the Corporation but instead are subject to a right of first refusal in favor of the Corporation.

     11. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that the Employee has disclosed (or has threatened to disclose) Information in violation of this Agreement, NetCo shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. NetCo shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

     12. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a one year period after the termination of Employee's employment.

     13. NON-COMPETE AGREEMENT. Recognizing that the various items of Information are special and unique assets of the company, Employee agrees and covenants that for a period of 12 months following the termination of his or her employment, whether such termination is voluntary or involuntary, Employee will not directly engage in any business competitive with NetCo, nor shall Employee cause or solicit, directly for his or her own behalf or for the benefit of a third party, any other employee or employees of the Company to terminate their employment with the Company or to engage in such competitive activities. This covenant shall apply to the geographical area that includes the United States and Canada. Directly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly in any such business, or (iv) soliciting any customer of NetCo for the benefit of a third party that is engaged in such business. NetCo agrees that this non-compete provision will not adversely affect the Employee's livelihood.

     14. TERM/TERMINATION. Employee's employment under this Agreement shall be for an unspecified term on an "at will" basis.

This Agreement may be terminated, with or without cause, by either party. Each party will give notice (as provided in the paragraph of this Agreement captioned "Notices") of such action to other party. NetCo may terminate Employee's employment for cause without prior notice and with compensation to Employee only to the date of the last day of actual work by the Employee. For purposes hereof, "cause" means (i) a violation of this Agreement or any other agreement between NetCo and Employee, (ii) Employee's deliberate, willful or gross misconduct in the performance or Employee's duties on behalf of the Corporation, or (iii) Employee's being charged with a crime punishable by imprisonment. The compensation paid under this Agreement shall be the Employee's exclusive remedy.

     15. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or its breach, or to the employment relationship between the Employee and the Company, shall be settled by final and binding arbitration, upon the request of either party, in Minneapolis, Minnesota. Such arbitration shall proceed in accordance with the then governing rules of the American Arbitration Association (AAA) for Commercial Arbitration or Employment Law Disputes, at the option of the petitioner. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. It is agreed that the parties shall choose a single, neutral arbitrator from among a panel of not less than seven (7) proposed arbitrators, and that the parties may have no more than two (2) panels of arbitrators presented to them by the AAA. The parties agree that they shall each bear their own costs associated with the arbitration, including any filing fee to be paid by them and their own legal counsel expenses. The parties further agree that they shall share equally In the reasonable costs and the fees of the neutral.

     16. RETURN OF PROPERTY. Upon termination of this Agreement, the Employee shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control which is NetCo's property or related to NetCo's business.

     17. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

NetCo:
-----

Manager, Human Resources
NetCo Communications Corporation
6100 West 110th Street
Bloomington, Minnesota 55438

Employee:
--------

John Kauffman
5321 Bryant Avenue South
Minneapolis, MN 55419

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

     18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

     19. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

     20. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

     21. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

     22. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Minnesota.

                                             NETCO:
                                             NetCo Communications Corporation



                                             By:  /s/ Michael O'Donnell
                                                  ------------------------------
                                             Its: An Authorized Officer or Agent


AGREED TO AND ACCEPTED

Employee:

John R. Kauffman


/s/ John R. Kauffman
------------------------------
Signature of Employee

             Amendment No. 1 to John Kauffman Employment Agreement


        WAM!NET Inc. ("WAM!NET" or "Corporation") and John Kauffman ("Employee") are parties to an Employment Agreement dated January 1, 1998 (the "Employment Agreement").

        It is agreed between the parties that effective January 2, 1998 paragraph 3 of the Employment Agreement be amended to read:


                COMPENSATION OF EMPLOYEE. As compensation for the services provided by Employee under this Agreement, WAM!NET will pay Employee a monthly base salary of $12,500.00. In addition, Employee will be entitled to quarterly bonus payments of 25,000.00 per calendar quarter. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that Employee shall be entitled to payment of his base salary and a pro rata share of his quarterly bonus payments for periods or partial periods that occurred prior to the date of termination and for which Employee has not yet been paid.


        It is further agreed between the parties that, except as expressly amended by this Amendment No. 1, the Employment Agreement shall continue in full force and effect according to its terms.

        IN WITNESS WHEREOF, the parties hereto have duly executed the amendment.



         Dated:  December 30, 1998
                 -----------------

         EMPLOYEE                          WAM!NET Inc.


         /s/ John Kauffman                 /s/ Michael O'Donnell
         -------------------------         -------------------------
         John Kauffman                     By  Michael O'Donnell
                                               Its:  Director of Human Resources

                            STOCK OPTION AGREEMENT

          THIS AGREEMENT, made and entered into effective this 27th day of July 1997, by and between NetCo Corporation, a Minnesota corporation (hereinafter referred to as the "Corporation"), and John Kauffman, a resident of the State of Minnesota (hereinafter referred to as the "Optionee").

          WHEREAS, the Corporation considers it desirable and in its best interests that the Optionee be given an inducement to acquire a proprietary interest in the Corporation and an added incentive to advance the interests of the Corporation, by possessing an option to purchase common shares of the Corporation.

          NOW THEREFORE, in consideration of the premises and of the mutual promises and consideration provided herein, the parties agree as follows:

          1.   Grant of Option. The Corporation grants to Optionee an Option
               ---------------
(the "Option") to purchase Forty Five Thousand (45,000) common shares of the Corporation at a purchase price of Four Dollars Eighty One Cents ($4.81) per share, in the manner and subject to the conditions herein provided.

          2.   Time of Exercise of Option. The Option shall vest and become
               --------------------------
exercisable in two (2) equal installments of Twenty Two Thousand Five Hundred (22,500) shares each; the first installment being immediately vested and exercisable, and the second installment becoming vested and exercisable on December 31, 1997. To the extent then unexercised, the Option shall expire and be no longer exercisable on July 27, 2006.

          No provision of this Agreement to the contrary withstanding, neither the Option nor any right claimed thereby or hereby, therein or herein or thereunder or hereunder shall be exercisable by anyone on or after July 27, 2006.

          3.   Method of Exercise. The Option shall be exercised by written
               ------------------
notice to the Board of the Corporation at the Corporation's principal place of business. The notice shall be accompanied by payment of the option price for the shares being purchased (ii) in cash, (ii) by cashier's check or certified check,
(iii) by surrendering to the Corporation for cancellation other shares of the Corporation having a fair market value equal to the exercise price for the shares to be issued upon exercise of the Option, or (iv) by any other form of payment that the Board of Directors of the Corporation, in its sole discretion, determines to be appropriate. The Corporation shall make prompt delivery of a certificate or certificates representing such common shares, provided that if any law or regulation requires the Corporation to take any action with respect to the common shares specified in such notice before the issuance thereof, then the date of delivery of such common shares shall be extended for the period necessary to take such action. The Option must be exercised with respect to at least 500 of the common shares, unless only a lesser number of the common shares are then exercisable, in which case it must be exercised with respect to all of such lesser number.

          4.   Additional Right to Convert Option.
               ----------------------------------

          4.1. The holder of this Option shall have the right to require the Company to convert this Option (the "Conversion Right") at any time after it is exercisable, but prior to its expiration into shares of Company Common Stock as provided for in this section 4. Upon exercise of the Conversion Right, the Company shall deliver to the holder (without payment by the holder of any Option exercise price) shares of the Company's common stock in a number equal to the quotient obtained by dividing (x) the value of the Option at the time the Conversion Right is exercised (determined by subtracting the aggregate Option exercise price at the time the Conversion Right is exercised from the aggregate Fair Market Value (defined below) of the Option shares immediately prior to the exercise of the Conversion Right by (y) the Fair Market Value of one share of common stock immediately prior to the exercise of the Conversion Right.

          4.2. The Conversion Right may be exercised by the holder, at any time or from time to time, prior to its expiration, on any business day by specifying in the notice of exercise (i) the total number of shares of common stock the holder will purchase, and (ii) the number of shares of common stock that are to be acquired pursuant to the Conversion Right and not for cash.

          4.3. Upon receipt of the notice of exercise, the Company will promptly deliver to the holder a certificate or certificates for the number of shares of common stock issuable upon such conversion, together with cash in lieu of any fraction of a share, and the Company will deliver to the holder a new Option representing the number of shares, if any, with respect to which the Option shall not have been exercised.

          4.4. Fair Market Value of a share of common stock as of a particular date (the "Determination Date") shall mean:

                (a) If the Company's common stock is traded on an exchange or is quoted on NASDAQ, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date;

                (b) If the Company's common stock is not traded on an exchange or on NASDAQ, but is traded in the over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date; and

                (c) If the Company's common stock is not publicly traded, then the Fair Market Value as determined in good faith by the Company's Board of Directors upon advice of the Company's Investment Banker.

          5.  Reclassification, Consolidation or Merger.
              -----------------------------------------

          5.1. If and to the extent that the number of issued common shares of the Corporation shall be increased or reduced by change in par value, split up, reverse split, reclassification, distribution of a dividend payable in stock, or the like, the number of common shares subject to the Option and the option price per share shall be proportionately adjusted in accordance with the Plan.

          5.2. If the Corporation is reorganized or consolidated or merged with another corporation, the Optionee shall be entitled to receive an option (the "New Option") covering common shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions as the Option. For purposes of the preceding sentence, the excess of the fair market value of the common shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate option price of such common shares shall not be more than the excess of the aggregate fair market value of all common shares subject to the Option immediately before such reorganization, consolidation or merger over the aggregate option price of such common shares, and the New Option or assumption of the Option shall not give the Optionee additional benefits which he does not have under this Option, or deprive him of benefits which he has under this Option.

          6.   Rights Prior to Exercise of Option. This Option is non-
               ----------------------------------
transferable by Optionee, except in the event of his death, and during his lifetime is exercisable only by him. No person shall have any rights as a stockholder with respect to any common shares purchasable hereunder until payment of the option price and delivery to him of such common shares as herein provided.

          7.   Restriction on Disposition. All common shares acquired by
               --------------------------
Optionee pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in the Company's By-Laws, or imposed by applicable state and federal laws or regulations regarding the registration or qualification of such acquisition of common shares, and may not be sold or otherwise disposed of (i) within one year after the exercise of the Option unless Optionee has made adequate provision acceptable to the Corporation to pay the Corporation the amount of any taxes which may be assessed against the

Corporation as a result of such exercise, and (ii) unless the Corporation has received a prior opinion of Optionee's counsel satisfactory in form and substance to counsel for the Corporation that such transaction will not violate the Securities Act of 1933 or any applicable state law regulating the sale of securities.

          8.   Binding Effect. This Agreement shall inure to the benefit of and
               --------------
be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

"Optionee"                              "Corporation"

                                        NetCo Communications Corporation


/s/ John Kauffman                       /s/ Edward J. Driscoll III
------------------------------          ----------------------------------
John Kauffman                           Edward J. Driscoll III
                                        President

                            STOCK OPTION AGREEMENT

          THIS AGREEMENT, made and entered into effective this 31st day of December, 1997, by and between NetCo Corporation, a Minnesota corporation (hereinafter referred to as the "Corporation"), and John Kauffman, a resident of the State of Minnesota (hereinafter referred to as the "Optionee").

          WHEREAS, the Corporation considers it desirable and in its best interests that the Optionee be given an inducement to acquire a proprietary interest in the Corporation and an added incentive to advance the interests of the Corporation, by possessing an option to purchase common shares of the Corporation.

          NOW THEREFORE, in consideration of the premises and of the mutual promises and consideration provided herein, the parties agree as follows:

          1.   Grant of Option. The Corporation grants to Optionee an Option
               ---------------
(the "Option") to purchase Seventy Thousand (70,000) common shares of the Corporation at a purchase price of Nineteen Dollars Fifty Cents ($19.50) per share, in the manner and subject to the conditions herein provided.

          2.   Time of Exercise of Option.
               --------------------------

          2.1. Subject to earlier vesting in accordance with the provisions of paragraph 2.2. hereof, the Option shall vest and become exercisable in successive installments:

          (a) an initial installment of Thirty Four Thousand (34,000) shares shall vest and become exercisable on October 31, 1998; and

          (b) the remaining installments of Three Thousand (3,000) shares shall vest and become exercisable on the last day of each successive calendar month, with such first remaining installment so vesting on November 30, 1998, and the last such remaining installment so vesting on October 31, 1999.

          2.2. The Option shall vest and become immediately exercisable upon occurrence of any of the following events:

          (a) Optionee's employment by the Corporation is terminated otherwise than for any of the reasons specified in Section 7.1(d) hereof;

          (b) Optionee's employment by the Corporation is significantly changed by a management reorganization which results in either (i) Optionee having to report to someone other than the Corporation's Chief Marketing Officer or the

Corporation's Chief Executive Officer, or (ii) Optionee, subject to final approvals of the Corporation's Chief Marketing Officer and Chief Executive Officer, no longer having principal authority and responsibility for product and service positioning, product and service branding, or coordination of outside advertising and/or public relations agencies.

          3.   Method of Exercise. The Option shall be exercised by written
               ------------------
notice to the Board of the Corporation at the Corporation's principal place of business. The notice shall be accompanied by payment of the option price for the shares being purchased (i) in cash, (ii) by cashier's check or certified check,
(iii) by surrendering to the Corporation for cancellation other shares of the Corporation having a fair market value equal to the exercise price for the shares to be issued upon exercise of the Option, or (iv) by any other form of payment that the Board of Directors of the Corporation, in its sole discretion, determines to be appropriate. The Corporation shall make prompt delivery of a certificate or certificates representing such common shares, provided that if any law or regulation requires the Corporation to take any action with respect to the common shares specified in such notice before the issuance thereof, then the date of delivery of such common shares shall be extended for the period necessary to take such action. The Option must be exercised with respect to at least 500 of the common shares, unless only a lesser number of the common shares are then exercisable, in which case it must be exercised with respect to all of such lesser number.

          4.   Additional Right to Convert Option.
               ----------------------------------

          4.1. The holder of this Option shall have the right to require the Company to convert this Option (the "Conversion Right") at any time after it is exercisable, but prior to its expiration into shares of Company Common Stock as provided for in this section 4. Upon exercise of the Conversion Right, the Company shall deliver to the holder (without payment by the holder of any Option exercise price) shares of the Company's common stock in a number equal to the quotient obtained by dividing (x) the value of the Option at the time the Conversion Right is exercised (determined by subtracting the aggregate Option exercise price at the time the Conversion Right is exercised from the aggregate Fair Market Value (defined below) of the Option shares immediately prior to the exercise of the Conversion Right by (y) the Fair Market Value of one share of common stock immediately prior to the exercise of the Conversion Right.

          4.2. The Conversion Right may be exercised by the holder, at any time or from time to time, prior to its expiration, on any business day by specifying in the notice of exercise (i) the total number of shares of common stock the holder will purchase, and (ii) the number of shares of common stock that are to be acquired pursuant to the Conversion Right and not for cash.

          4.3. Upon receipt of the notice of exercise, the Company will promptly deliver to the holder a certificate or certificates for the number of shares of common stock issuable upon such conversion, together with cash in lieu of any fraction of a share, and the Company will deliver to the holder a new Option representing the number of shares, if any, with respect to which the Option shall not have been exercised.

          4.4. Fair Market Value of a share of common stock as of a particular date (the "Determination Date") shall mean:

                (a) If the Company's common stock is traded on an exchange or is quoted on NASDAQ, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date;

                (b) If the Company's common stock is not traded on an exchange or on NASDAQ, but is traded in the over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date; and

                (c) If the Company's common stock is not publicly traded, then the Fair Market Value as determined in good faith by the Company's Board of Directors upon advice of the Company's Investment Banker.

          5.   Reclassification, Consolidation or Merger.
               -----------------------------------------

          5.1. If and to the extent that the number of issued common shares of the Corporation shall be increased or reduced by change in par value, split up, reverse split, reclassification, distribution of a dividend payable in stock, or the like, the number of common shares subject to the Option and the option price per share shall be proportionately adjusted in accordance with the Plan.

          5.2. If the Corporation is reorganized or consolidated or merged with another corporation, the Optionee shall be entitled to receive an option (the "New Option") covering common shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions as the Option. For purposes of the preceding sentence, the excess of the fair market value of the common shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate option price of such common shares shall not be more than the excess of the aggregate fair market value of all common shares subject to the Option immediately before such reorganization, consolidation or merger over the aggregate option price of such common shares, and the New Option or assumption of the Option shall not give the Optionee additional benefits which he does not have under this Option, or deprive him of benefits which he has under this Option.

          6.   Rights Prior to Exercise of Option. This Option is non-
               ----------------------------------
transferable by Optionee, except in the event of his death, and during his lifetime is exercisable only by him. No person shall have any rights as a stockholder with respect to any common shares purchasable hereunder until payment of the option price and delivery to him of such common shares as herein provided.

          7.   Termination of Option.
               ---------------------

          7.1. Except as herein otherwise provided, the Option granted under this Agreement, to the extent not heretofore exercised, shall terminate upon the first to occur of the following events:

          (a) The expiration of twenty four (24) months after the date on which Optionee's employment by the Corporation is terminated, except if such termination be by reason of permanent and total disability or death;

          (b) The expiration of twelve months after the date on which Optionee's employment by the Corporation is terminated, if such termination be by reason of the Optionee's permanent and total disability or death;

          (c) The expiration of twelve months from the date of Optionee's death should Optionee die within three months of termination of employment by the Corporation; or

          (d) The termination of Optionee's employment by the Corporation for either (i) Optionee's material breach of any agreement with the Corporation or
(ii) Optionee's deliberate, willful or gross misconduct in the performance or Optionee's duties on behalf of the Corporation.

          7.2. To the extent then unexercised, the Option shall expire and be no longer exercisable on December 31, 2007. No provision of this Agreement to the contrary withstanding, neither the Option nor any right claimed thereby or hereby, therein or herein or thereunder or hereunder shall be exercisable by anyone on or after December 31, 2007.

          8.   Restriction on Disposition. All common shares acquired by
               --------------------------
Optionee pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in the Company's By-Laws, or imposed by applicable state and federal laws or regulations regarding the registration or qualification of such acquisition of common shares, and may not be sold or otherwise disposed of (i) within one year after the exercise of the Option unless Optionee has made adequate provision acceptable to the Corporation to pay the Corporation the amount of any taxes which may be assessed against the Corporation as a result of such exercise, and
(ii) unless the Corporation has received a prior opinion of Optionee's counsel satisfactory in form and substance to counsel for the Corporation that such transaction will not violate the Securities Act of 1933 or any applicable state law regulating the sale of securities.

          9.   Binding Effect. This Agreement shall inure to the benefit of and
               --------------
be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

"Optionee"                         "Corporation"

                                   Netco Communications Corporation


/s/ John Kauffman                  /s/ Edward J. Driscoll III
-----------------------------      ----------------------------------
John Kauffman                      Edward J. Driscoll III
                                   President